Exhibit 99.5

Trammell Crow Company

Other Data

(UNAUDITED)

	September 30, 2004	December 31, 2003

Number of Brokers	564	526

Development Inventory (in millions):
In process inventory	$2,768	$2,847
Pipeline inventory	1,859	1,548
Total Inventory	$4,627	$4,395